Exhibit 10.43

                       Third Amendment to Lease Agreement


This Third Amendment to Lease Agreement (the "Amendment") is made and entered into as of January 8, 1998, by and between AEtna Life Insurance Company, a Connecticut corporation ("Landlord"), and Premisys Communications, Inc., a Delaware corporation ("Tenant"), with reference to the following facts.

                                    Recitals

A. Landlord and Premisys Communications Holdings, Inc., a California corporation have entered into that certain Lease Agreement dated as of October 4, 1993, and that certain First Amendment dated November 4, 1994 and that certain Second Amendment dated August 9, 1996 (hereinafter, collectively the "Lease") for the leasing of certain premises consisting of approximately 43,851 rentable square feet located at 48664 Milmont Drive, Fremont, California (the "Original Premises") as such Original Premises are more fully described in the Lease.

B. Premisys Communications Holdings, Inc. assigned its interest in the Lease to Tenant.

C. Landlord and Tenant now wish to amend the Lease to provide for, among other things, the addition of certain space to the Original Premises, all upon and subject to each of the terms, conditions, and provisions set forth herein.

NOW,  THEREFORE,  in  consideration  of the  foregoing  and for  other  good and
valuable   consideration,   the  receipt  and   adequacy  of  which  are  hereby
acknowledged, Landlord and Tenant agree as follows:

      1. Recitals: Landlord and Tenant agree that the above recitals are true and correct and are hereby incorporated herein as though set forth in full.

      2.  Premises:

               2.1 Addition of Additional  Premises Subject to the provisions of
      Section 2.3 below, commencing on April 1, 1998, (the "AP Commencement Date"): there shall be added to the Original Premises those certain premises consisting of approximately 24,590 rentable square feet located at 48668 Milmont Drive, Fremont, California (the "Additional Premises"), which Additional Premises are depicted on the site plan attached hereto and made a part hereof as Exhibit A.

               2.2 Early Occupancy of Additional Premises On or about March 1, 1998, (the "Early Occupancy Commencement Date"), Landlord shall permit Tenant to enter and occupy the Additional Premises prior to the AP Commencement Date, for purposes of installing the Tenant Improvements (as such term is defined in Exhibit B hereto). In no event may Tenant conduct its business or operations from the Additional Premises until the AP Commencement Date. Such limited purpose occupancy by Tenant shall be at Tenant's sole risk and shall also be subject to all of the provisions of this Lease other than the requirement to pay Rent (other than any Utility Expenses incurred during the time period Tenant is constructing the Tenant Improvements), including, but not limited to, the requirement to obtain the insurance required pursuant to the Lease (including without limitation, the

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

      provisions to Exhibit B hereto) and to deliver insurance certificates as required herein, and to pay for all Utilities and Utility Expenses to the extent incurred during the time period Tenant is constructing the Tenant Improvements. In addition to the foregoing and the provisions of Exhibit B hereto regarding such early occupancy, Landlord shall have the right to impose such additional conditions on Tenant's early entry as Landlord shall deem reasonably appropriate. If, at any time, Tenant is in default of any term, condition or provision of the Lease, any such waiver by Landlord of Tenant's requirement to pay rental payments shall be null and void and Tenant shall immediately pay to Landlord all rental payments so waived by Landlord.

           2.3 Delivery of the Additional Premises Tenant hereby acknowledges that the Additional Premises are presently being occupied by Target
      Therapeutics, Inc. a Delaware corporation (the "Existing Tenant"). Landlord's delivery to Tenant of possession of the Additional Premises on the Early Occupancy Commencement Date is contingent upon the Existing Tenant vacating the Additional Premises and surrendering possession thereof to Landlord by February 28, 1998.

            2.4 Notwithstanding anything to the contrary contained herein or in the Lease, Landlord shall neither be subject to any liability, nor shall the validity of the Lease be affected if Landlord is not able to deliver to Tenant possession of the Additional Premises by the Early Occupancy Commencement Date. Provided, however, Tenant's obligation to pay Rent on the Additional Premises shall commence on the date which is one month following the Early Occupancy Commencement Date. In the event the Early Occupancy Commencement Date is other than the date specified in Section
      2.2 above, Landlord and Tenant shall execute a written amendment to the Lease, wherein the parties shall specify the actual Early Occupancy Commencement Date and the AP Commencement Date and the date on which Tenant is to commence paying Rent.

          2.5 For purposes of the Lease, from and after the AP Commencement Date, the "Premises" as defined in the Basic Lease Information and Section 2 of the Lease shall mean and refer to the aggregate of the Original Premises and the Additional Premises consisting of a combined total of approximately 68,441 rentable square feet located at 48664 and 48668 Milmont Drive, Fremont, California. Accordingly, from and after the AP Commencement Date, all references in this Amendment and in the Lease to the term "Premises" shall mean and refer to the Original Premises and the Additional Premises. Landlord and Tenant hereby agree that for purposes of the Lease, from and after the AP Commencement Date, the rentable square footage area of the Premises shall be conclusively deemed to be 68,441 rentable square feet. In addition to the foregoing, it is the parties express intention that the balance of the Term of the Lease for the Original Premises and the Additional Premises be coterminous with the Expiration Date of the initial Term as specified in the Lease and that any option or renewal term described in the Lease shall be applicable to both the Premises and the Additional Premises.

      3. Base Rent: The Basic Lease  Information  and Section 4 of the Lease are
      hereby  modified to provide that from and after the AP  Commencement  Date the monthly Base Rent payable by Tenant to Landlord,  in  accordance  with the provisions of Section 4 of the Lease shall be as follows:
                                    Original Premises         Additional Premises        Aggregate amount of
      Period                        monthly Base Rent         monthly Base Rent          monthly Base Rent
      ------                        -----------------         -----------------          -----------------
      4/1/98 - 3/31/99              $28,503.15                $23,852.30                $52,355.45
      4/1/99 - 5/31/99              $28,503.15                $24,590.00                $53,093.15
      6/1/99 - 3/31/00              $35,519.31                $24,590.00                $60,109.31

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

      4/1/00 - 5/31/00              $35,519.31                $25,327.70                $60,847.01
      6/1/00 - 3/31/01              $36,834.84                $25,327.70                $62,162.54
      4/1/01 - 5/31/01              $36,834.84                $26,065.40                $62,900.24
      6/1/01 - 3/31/02              $38,369.63                $26,065.40                $64,435.03
      4/1/02 - 5/31/02              $38,369.63                $26,803.10                $65,172.73
      6/1/02 - 3/31/03              $39,904.41                $26,803.10                $66,707.51
      4/1/03 - 5/31/03              $39,904.41                $27,540.80                $67,445.21
      6/1/03 - 3/31/04              $41,439.20                $27,540.80                $68,980.00
      4/1/04 - 10/31/04             $41,439.20                $28,278.50                $69,717.70

      In addition to the monthly Base Rent set forth above, Tenant shall continue to pay $964.83 per month as the amortized amount for Excess Tenant Improvements Costs for the Original Premises.

      4.  Condition of the  Additional  Premises:  Subject to the  provisions of
      Section 2 above, on the Early Occupancy Commencement Date, Landlord shall deliver to Tenant possession of the Additional Premises in its then existing condition and state of repair, "AS IS", without any obligation of Landlord to remodel, improve or alter the Additional Premises, or to perform any other construction or work of improvement upon the Additional Premises provided, however, Landlord shall deliver the Additional Premises on the AP Commencement Date with the HVAC, mechanical, and electrical systems (the "Systems"), and the roof in good condition and state of repair. Tenant shall have up until the date which is sixty (60) days after the AP Commencement Date to report any repairs required to the Systems and/or the roof to Landlord, and Landlord shall make all such repairs as soon as practicable. Tenant acknowledges that no representations or warranties of any kind, express or implied, respecting the condition of the Additional Premises, have been made by Landlord or any agent of Landlord to Tenant, except as expressly set forth herein. Tenant further acknowledges that neither Landlord nor any of Landlord's agents, representatives or employees have made any representations as to the suitability or fitness of the Additional Premises for the conduct of Tenant's business, including without limitation, any storage incidental thereto, or for any other purpose. Any exception to the foregoing provisions must be made by express written agreement signed by both parties.

      5. Tenant Improvements by Tenant: Tenant shall install and construct Tenant Improvements (as such term is defined in Exhibit B hereto) in accordance with the terms, conditions, criteria and provisions set forth in Exhibit B. Landlord and Tenant hereby agree to and shall be bound by the terms, conditions and provisions of Exhibit B.

      6. Security Deposit: Concurrent with its execution of this Amendment, Tenant shall deliver to Landlord the sum of Twenty eight thousand two hundred seventy eight and 50/100 ($28,278.50 (the "AP Security Deposit"). The AP Security Deposit shall be added to the Security Deposit presently being held by Landlord under the Lease in the amount of 26,000.00 (the "Original Security Deposit"). The aggregate amount of the AP Security Deposit and the Original Security Deposit is $54,278.50. From and after the AP Commencement Date, the term "Security Deposit" shall mean and refer to the aggregate of the AP Security Deposit and the Original Security
      Deposit in the amount of $54,278.50. The AP Security Deposit shall be subject to, and the use and application thereof governed by, Section 6 of the Lease.

       7. Tenant's Share of Additional Rent As of the AP Commencement Date, the Lease shall be modified to provide that Tenant's Share of Additional Rent (as defined in the Basic Lease Information and Section 4 of the Lease) shall be increased to 100% of the Building.

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

       8. Unreserved Parking Spaces: As of the AP Commencement Date, Tenant shall have the license to use 274 undesignated and nonexclusive parking spaces.

       9. Insurance: Tenant shall deliver to Landlord, upon execution of this Amendment, a certificate of insurance evidencing that the Additional Premises are included within and covered by Tenant's insurance policies required to be carried by Tenant pursuant to the Lease.

       10. Expansion: The parties hereby agree that Addendum 3 of the Lease, entitled "Expansion" shall be deleted and of no further force or effect.

       11. Right of First Refusal: The parties hereby agree that Addendum 2 of the Lease, entitled "Right of First Refusal" shall be deleted and of no further force or effect.

       12.   Right of First Negotiation:

             12.1 Grant of Right of First Negotiation. Subject to the provisions, limitations and conditions set forth in this Section 12, Tenant shall have a one time first right to negotiate ("Right of First Negotiation") with Landlord for the leasing of the premises located in the building adjacent to the Premises commonly known as 48630-48634 Milmont Drive, Fremont, California (the "Expansion Space"), as depicted on Exhibit A attached hereto.

             12.2 Right of First Negotiation Notice. Subject to the conditions set forth in Section 12.3 below, and upon the Expansion Space becoming available for lease, Landlord will offer the Expansion Space to Tenant in writing stating all material terms on which Landlord proposes to lease such Expansion Space to Tenant and Tenant shall have five (5) business days after delivery of such notice to notify Landlord in writing ("Election Notice") of Tenant's acceptance of Landlord's offer to lease the entirety of the Expansion Space upon the terms specified in Landlord's notice. If Tenant fails to notify Landlord if its election to lease the
             Expansion Space within the time specified herein, or if Tenant attempts to modify any of the material terms specified in Landlord's notice, it shall be deemed that (i) Tenant has elected not to lease the Expansion Space; (ii) Landlord may thereafter enter into a lease agreement with a third party; and (iii) all rights under this Right of First Negotiation shall automatically terminate and be and be of no further force or effect. Upon receipt of the Election Notice from Tenant, Landlord and Tenant shall immediately execute, at Landlord's sole option, either the standard lease agreement then in use by Landlord, or an Amendment to this Lease. Time is of the essence with respect to each and every time period described herein. Tenant shall have no other first rights of negotiation or expansion rights under the Lease unless Landlord and Tenant otherwise agree in writing.

             12.3 Limitations On, and Conditions To, Right of First Negotiation. This Right of First Negotiation is personal to Tenant and may not be assigned, voluntarily or involuntarily, separate from or as part of the Lease, and shall be subject to the rights of the existing tenant(s) currently occupying the Expansion Space pursuant to their existing lease(s), as such lease(s) may be modified, amended or extended. At Landlord's option, all rights of Tenant under this Right of First Negotiation shall terminate and be of no force or effect if any of the following individual events occur or any combination thereof occur: (1) Tenant has been in

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

             default at any time during the initial term of the Lease beyond any applicable notice and cure periods, or is currently in default of any provision of the Lease; and/or (2) Tenant has assigned its rights and obligations under all or part of the Lease or Tenant has subleased all or part of the Premises; and/or (3) Tenant's financial condition is unacceptable to Landlord at the time the Right of First Negotiation is delivered to Tenant; and/or (4) Tenant has failed to properly exercise this Right of First
             Negotiation in a timely manner in strict accordance with the provisions of this Section 12; and/or (5) the initial term of the Lease has expired; and/or (6) Tenant no longer has possession of all or any part of the Premises under the Lease, or if the Lease has been terminated earlier, pursuant to the terms of the Lease.

       13. Brokers: Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment, other than Bishop Hawk. If Tenant has dealt with any person, real estate broker or agent with respect to this Amendment, Tenant shall be solely responsible for the payment of any fee due to said person or firm, and Tenant shall indemnify, defend and hold Landlord free and harmless against any claims, judgments, damages, costs, expenses, and liabilities with respect thereto, including attorneys' fees and costs.

       14. Effect of Amendment: Except as modified herein, the terms and conditions of the Lease shall remain unmodified and continue in full force and effect. In the event of any conflict between the terms and conditions of the Lease and this Amendment, the terms and conditions of this Amendment shall prevail.

       15. Definitions: Unless otherwise defined in this Amendment, all terms not defined in this Amendment shall have the meanings assigned to such terms in the Lease.

       16. Authority: Subject to the assignment and subletting provisions of the Lease, this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns. Each party hereto and the persons signing below warrant that the person signing below on such party's behalf is authorized to do so and to bind such party to the terms of this Amendment.

       17. Incorporation: The terms and provisions of the Lease are hereby incorporated in this Amendment.

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

       IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

       TENANT:

       Premisys Communications, Inc.,
       a Delaware corporation

       By:             /S/ Riley R. Willcox
                    -----------------------

       Its:          Senior Vice President, Chief Financial Officer
                    -----------------------------------------------

       Date:          January 15, 1998
                    ------------------

       LANDLORD:

       AEtna Life Insurance Company,
       a Connecticut corporation

       By:        Allegis Realty Investors LLC,
                  Its investment advisor

         By:       /S/ Julia Viskanta
                  -------------------
                  Julia Viskanta
                  Vice President

         Date:       January 27, 1998
                  -------------------

                       Third Amendment to Lease Agreement
                                    Exhibit B
                               Tenant Improvements

          This exhibit, entitled "Tenant Improvements", is and shall constitute Exhibit B to that certain Third Amendment to Lease Agreement, dated as of December 11, 1997 (the "Amendment"), by and between AEtna Life Insurance Company, a Connecticut corporation ("Landlord") and Premisys Communications, Inc., a Delaware corporation ("Tenant"). The terms and conditions of this Exhibit B are hereby incorporated into and are made a part of the Lease. Any capitalized terms used herein, and not otherwise defined herein shall have the meanings ascribed to such terms in the Amendment.

          1. Tenant To Construct Tenant Improvements. Subject to the provisions below, Tenant shall be solely responsible for the design, planning, construction and completion of the interior tenant improvements ("Tenant Improvements") to the Additional Premises in accordance with the terms and conditions of this Exhibit B.

          2. Definition. "Tenant Improvements" as used in the Amendment and this Exhibit B shall include only those improvements within the interior portions of the Additional Premises which are depicted on the Final Plans and Specifications (hereafter defined in Paragraph 3 (b)) or described here in below. "Tenant Improvements" shall expressly not include Tenant's personal property, trade fixtures, furnishings, equipment or similar items.

               The Tenant Improvements may include:

               a. Partitioning, doors, floor coverings, finishes, ceilings, wall coverings and painting, millwork and similar items.

               b. Electrical wiring, lighting fixtures, outlets and switches, and other electrical work.

               c. Duct work, terminal boxes, defusers and accessories required for the completion of the heating, ventilation and air conditioning systems serving the Additional Premises, including the cost of meter and key control for after-hour air conditioning.

               d. All fire and life safety control systems such as fire walls, sprinklers, halon, fire alarms, including piping, wiring and accessories installed within the Building and serving the Additional Premises.

               e. All plumbing, fixtures, pipes, and accessories to be installed within the Building and serving the Additional Premises.

          3.   Tenant Improvements Plans.

               a. Preliminary Plans and Specifications. Tenant shall retain an architect ("Architect") and/or engineer ("Engineer") to prepare preliminary working architectural and engineering plans and specifications ("Preliminary Plans and Specifications") for the Tenant Improvements. The Preliminary Plans and Specifications shall be in sufficient detail to show locations, types and requirements for all heat loads, people loads, floor loads, power and plumbing, regular and special HVAC needs, telephone communications, telephone and electrical outlets, lighting, lighting fixtures and related power, and electrical and telephone switches. Landlord shall approve or disapprove the Preliminary Plans and Specifications within five (5) business days after Landlord receives the Preliminary Plans and Specifications, and if disapproved, Landlord shall return the Preliminary

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

       Plans and Specifications to Tenant, who shall make all necessary revisions. This procedure shall be repeated until Landlord approves the Preliminary Plans and Specifications. Landlord shall not unreasonably withhold its approval of the Preliminary Plans and Specifications. The approved Preliminary Plans and Specifications, as modified, shall be deemed the "Final Preliminary Plans and Specifications".

               b. Final Preliminary Plans and Specifications. After the Preliminary Plans and Specifications are approved by Landlord and are deemed to be the Final Preliminary Plans and Specifications, Tenant shall cause the Architect and/or the Engineer to prepare the final working architectural and engineering plans and specifications ("Final Plans and Specifications") for the Tenant Improvements. Upon preparation of the Final Plans and Specifications Tenant shall deliver the Final Plans and Specifications to Landlord. Landlord shall approve or disapprove the Final Plans and Specifications within five (5) business days after Landlord receives the Final Plans and Specifications and, if disapproved, Landlord shall return the Final Plans and Specifications to Tenant who shall make all necessary revisions. This procedure shall be repeated until Landlord approves the Final Plans and Specifications. Landlord shall not unreasonably withhold its approval of the Final Plans and Specifications. The approved Final Plans and Specifications, as modified, shall be deemed the "Construction Documents".

               c. Miscellaneous. All deliveries of the Preliminary Plans and Specifications, the Final Preliminary Plans and Specifications, the Final Plans and Specifications, and the Construction Documents shall be delivered by messenger service, by personal hand delivery or by overnight parcel service. While Landlord has the right to approve the Preliminary Plans and Specifications, the Final Preliminary Plans and Specifications, the Final Plans and Specifications, and the Construction Documents, Landlord's interest in doing so is to protect the Additional Premises, the Building and Landlord's interest therein. Accordingly, Tenant shall not rely upon Landlord's approvals and Landlord shall not be the guarantor of, nor responsible for, the correctness or accuracy of the Preliminary Plans and Specifications, the Final Preliminary Plans and Specifications, the Final Plans and Specifications, and the Construction Documents, or the compliance thereof with applicable laws, and Landlord shall incur no liability of any kind by reason of granting such approvals.

               d. Building Standard Work The Construction Documents shall provide that the Tenant Improvements to be constructed in accordance therewith must be at least equal, in quality, to Landlord's building standard materials, quantities and procedures then in use by Landlord ("Building Standards") attached hereto as Exhibit B-2, or shall match the existing materials installed within the Additional Premises.

       4. Permits. Tenant at its sole cost and expense shall obtain all governmental approvals of the Construction Documents to the full extent necessary for the issuance of a building permit for the Tenant Improvements based upon such Construction Documents. Tenant at its sole cost and expense shall also cause to be obtained all other necessary approvals and permits from all governmental agencies having jurisdiction or authority for the construction and installation of the Tenant Improvements in accordance with the approved Construction Documents. Landlord shall cooperate with Tenant at no cost or expense to Landlord in the obtaining of such approvals and permits. Tenant at its sole cost and expense shall undertake all steps necessary to ensure that the construction of the Tenant Improvements is accomplished in strict compliance with all statutes, laws, ordinances, rules, and regulations applicable to the construction of the Tenant Improvements and the requirements and standards of any insurance underwriting board, inspection bureau or insurance carrier insuring the Additional Premises and/or the Building.

          5.   Construction.

               a. Tenant shall be solely responsible for the construction, installation and completion of the Tenant Improvements in accordance with the Construction Documents approved by Landlord and is solely responsible for the payment of all amounts when payable in connection therewith without any cost or expense to Landlord, except for Landlord's obligation to contribute the Tenant Improvement Allowance in accordance with the provisions of Section 6 below. Once undertaken, Tenant shall diligently proceed with the construction, installation and completion of the Tenant Improvements in accordance with the Construction Documents. No material changes shall be made to the Construction Documents approved by Landlord without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed.

               b. Tenant at its sole cost and expense (subject to the provisions of Section 6 below) shall employ a reputable licensed and bonded general contractor ("Contractor") to construct the Tenant Improvements in accordance with the Construction Documents. The Contractor selected by Tenant shall be subject to the written approval of Landlord, which approval shall not be unreasonably withheld or delayed. The construction contract between Tenant and the Contractor shall be subject to Landlord's prior written approval. Proof that the Contractor is licensed in California, is bonded as required under California law, and has insurance coverage typically carried by a reputable general contractor in the State of California shall be provided to Landlord at the time that Tenant requests approval of the Contractor from Landlord. Tenant shall ensure that all subcontractors hired by the Contractor are licensed in California and have insurance typically carried by reputable subcontractors in the State of California.

               c. Prior to the commencement of the construction and installation of the Tenant Improvements, Tenant shall provide the following to the Landlord, all of which shall be to the Landlord's reasonable satisfaction:

                   i.  An   estimated   completion   schedule   for  the  Tenant
       Improvements.

                   ii.  Copies  of  all  required  approvals  and  permits  from
       governmental   agencies   having   jurisdiction  or  authority  over  the
       construction and installation of the Tenant Improvements.

                   iii Evidence of Tenant's procurement of insurance required to be obtained pursuant to the provisions of the Amendment and this Exhibit B

               d. Landlord shall at all times have the right to inspect the Tenant Improvements and Tenant shall immediately cease work upon written notice from the Landlord if the Tenant Improvements are not substantially in compliance with the Construction Documents approved by the Landlord. If Landlord gives notice of faulty construction or any other deviation from the Construction Documents, Tenant shall cause Contractor to make corrections promptly. However, neither the privilege herein granted to Landlord to make such inspection, nor the making of such inspections by Landlord, shall operate as a waiver of any rights of Landlord to require good and workmanlike construction and improvements constructed in accordance with the Construction Documents.

               e. Subject to Landlord complying with its obligations in Section 6 below, Tenant shall pay and discharge promptly and fully, by payment or appropriate bond satisfactory to Landlord in form and substance, all claims for labor done and materials and services furnished in connection with the Tenant Improvements. Tenant Improvements shall not be commenced until five (5) days after Landlord has received notice from Tenant stating the date the construction of the Tenant Improvements is to commence so that Landlord can post and record any appropriate Notice of Non-responsibility.

               f. Tenant shall maintain during the construction of the Tenant Improvements, at its sole cost and expense, builders' risk insurance for the amount of the completed value of the Tenant Improvements on an all-risk non-reporting form covering all improvements under construction, including building materials, and other insurance in amounts and against such risks as the Landlord shall reasonably require in connection with the Tenant Improvements.

               g. No materials, equipment of fixtures shall be delivered to or installed upon the Additional Premises pursuant to any agreement by which another party has a security interest or right to remove or repossess such items, without the prior written consent of Landlord.

               h. Upon completion of the Tenant Improvements, Tenant shall deliver to Landlord the following, all of which shall be to the Landlord's reasonable satisfaction:

                       i. Any certificates required for occupancy, including a permanent and complete Certificate of Occupancy issued by the City of Fremont or a final signed-off building permit or its equivalent.

                       ii. A Certificate of Completion signed by the Architect who prepared the Construction Documents approved by the Landlord.

                       iii. A cost breakdown itemizing all expenses for the Tenant Improvements, together with invoices and receipts for the same or other evidence of payment.

                       iv. Final and unconditional mechanic's lien waivers for all the Tenant Improvements.

                       v. A true and complete copy of all as-built plans and drawings for the Tenant Improvements.

    6.    Tenant Improvement Allowance.

          a. Subject to Tenant's compliance with the provisions of this Exhibit B, Landlord shall provide an allowance in the amount of thirty six thousand eight hundred eighty five and 00/100 dollars ($36,885.00) ($1.50 per square foot of the Additional Premises), (the "Tenant Improvement Allowance"). The Tenant Improvement Allowance shall be the maximum contribution by Landlord for the Tenant Improvements and shall be used to design, construct and install the Tenant Improvements and for no other purpose. Except as otherwise expressly provided herein, Landlord shall have no obligation to disburse the Tenant Improvement Allowance or any portion thereof unless and until the Tenant Improvements have been completed in a lien-free and good and workmanlike manner and in accordance with all statues, laws, ordinances, rules and regulations applicable thereto, Tenant has made the deliveries required under Paragraph 5(h.) above, and the Lien Period (as hereinafter defined) has expired and Landlord has been reasonably able to confirm that no mechanics' or materialsmens' liens have been filed against the Property during such Lien Period. As used herein, "Lien Period" means the period during which the Contractor and any subcontractors, labor suppliers and materialmen providing services or materials for the Tenant Improvements may file a lien against the Property of otherwise enforce lien rights.

          b. Notwithstanding the foregoing to the contrary, Landlord shall not be obligated to disburse any portion of the Tenant Improvement Allowance while Tenant is in Default of this Lease.

          c. Should the total cost of the Tenant  Improvements  be less than the
Tenant  Improvement  Allowance,   the  Tenant  Improvement  Allowance  shall  be
automatically reduced to the amount equal to said actual cost.

    7. Excess Tenant Improvement Costs. The term "Excess Tenant Improvement Costs" as used herein shall mean and refer to the sum equal to the aggregate of the amount by which the actual Tenant

Improvement costs exceed the Tenant Improvement Allowance. Tenant shall pay for any and all Excess Tenant Improvement Costs; provided, however, that Tenant may elect to have an amount of up to $36,885.00 of such Excess Tenant Improvements Costs amortized over eighty (80) months of the Lease term at the interest rate of twelve percent (12%) per annum, and the monthly Base Rent otherwise payable by Tenant during the remainder of the Term of the Lease shall be increased by the monthly amount resulting from such amortization.

    8. Condition Precedent. Landlord shall have no obligation to approve or review any plans or take any other actions required by Landlord pursuant to this Exhibit B if at the time Tenant requests such approval, review or action or at any time thereafter Tenant is in Default of this Lease.

    9. Landlord's Consents. If Landlord does not respond to any request for consent under this Exhibit A within the period set forth for such consent herein, then such consent shall be deemed given.

                                   Exhibit B-2
                               Building Standards


Office Area

DEMISING PARTITION AND CORRIDOR WALLS:

         Note:  One hr. rated walls where required based on occupancy group.

A. 6" 20-gage metal studs at 24" O.C. (or as required by code based on roof height) framed full height from finish floor to surface above.

B. One (1) LAYER 5/8" drywall Type AX both sides of wall, fire taped only.

INTERIOR PARTITIONS:

A. 3 5/8" 25 gage metal studs at 24" O.C. to bottom of T-Bar ceiling grid approximately 9' 0" high.

B. One (1) layer 5/8" drywall both sides of wall, smooth ready for paint.

C. 3 5/8" metal studs including all lateral bracing as required by code.

PERIMETER DRYWALL (AT OFFICE AREAS):

A. 3 5/8" metal studs @ 24" O.C. to 12'0" above finished floor. (or as required by Title-24 for full height envelope then use demising wall spec.)

B. One (1) layer 5/8" Type AX drywall taped smooth and ready for paint.


COLUMN FURRING:

A. Furring channel all sides of 2 1/2" metal studs per details.

B. One (1) layer 5/8" drywall taped smooth and ready for paint.

C. Columns within walls shall be furred-out.


ACOUSTICAL CEILINGS:

   Note:  Gyp. Bd. ceiling at all restrooms Typ.

A. 2' X 4' standard white T-Bar grid system as manufactured by Chicago Metallic of equal.

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

B. 2' X 4' X 5/8" white, no-directional acoustical tile to be regular second look as manufactured by Armstrong or equal.


PAINTING:

A. Sheetrock walls within office to receive two (2) coats of interior latex paint as manufactured by Kelly Moore or equal. Some portions of second coat to be single accent color.

B. Semigloss paint all restrooms and lunch rooms.

WINDOW COVERING:

A. 1" aluminum mini-blinds as manufactured by Levelor, Bali or equal, color to be selected by L.P.C. (brushed aluminum or white).

B. Blinds to be sized to fit window module.

VCT:

A. VCT to be 1/8" x 12" x 12" as manufactured by Armstrong -Excelon Series or equal.

B. Slabs shall be water proofed per manufacturer recommendations, at sheet vinyl or VCT areas.

LIGHT FIXTURES:

A. 2' X 4' T-bar lay in 3-tube energy efficient fixture with cool white fluorescent tubes with parabolic lens as manufactured by Lithonia or equal. (Approximately 50 F.C.)

LIGHT SWITCHES

A. Switching as required by Title 24.

B. Switch assembly to be Levinton or equal, color - White

ELECTRICAL OUTLET

A. 110V duplex outlet in demising or interior partitions only, as manufactured by Leviton or equal, color to be White.

B. Maximum eight (8) outlets per circuit, spacing to meet code or minimum 2 per office, conference room, reception and 2 dedicated over cabinet at lunch room junction boxes above ceiling for large open area with furniture partitions.

C. Transformers to be a minimum of 20% or over required capacity.

D. Contractors to inspect electric room and to include all necessary metering cost.

E. No aluminum wiring is acceptable.

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

TELEPHONE/DATA OUTLET:

A. One(1) single outlet box in wall with pullwire from outlet box to area above T-bar ceiling per office.

B. Cover plate for phone outlets by telephone/data vendors.

FIRE SPRINKLERS:

As required by fire codes.

TOPSET BASE:

A. 4" rubber base as manufactured by Burke or equal, standard colors only.

B. 4" rubber base at VCT areas.

TOILET AREAS:

Wet walls to receive Duraboard or Wonder Board and ceramic tile up to 48". Floors to receive ceramic tile with self coved base as required by code.

CARPET:

Note any of the following carpets are acceptable

Designweave: Alumni 28 oz., Windswept Classic 30 oz. or Stratton Design Series III 30 oz, Structure II 28 oz.

WOOD DOORS:

Shall be 3'0" x 9'0" x 1 3/4" (unless otherwise specified) solid core, prefinished harmony (rotary N. birch).

DOOR FRAMES:

Shall be ACI or equal, 3 3/4@ or 4 7/8@ throat, brushed, standard aluminum, snap-on trim.

HARDWARE:

1 1/2 pr. butts F179 Stanley, Latchset D10S Rhodes Schlage, Lockset D53PD Rhodes Schlage, Dome Type floor stop Gylnn Johnson FB13, Closer 4110LCN (where required) brushed chrome.

INSULATION:

By Title 24 insulation.

PLUMBING:

A. Shall comply with all local codes and handicapped code requirements. Fixtures shall be either American Standard, Kohler or Norris. All toilet accessories and grab bars shall be Bobrick or equal and approved by owner.

B. Plumbing bid shall include 5 gallon minimum hot water heater, or insta hot with mixer valve including all connections.


TOILET PARTITIONS:

Shall be as manufactured by Fiat, global or equal if approved by owner. Color to be white or gray.

HVAC:

HVAC units per specifications.

Five (5) year warranty provided on all HVAC compressor units. All penetrations including curbs and sleepers to be hot moped to LPC standard.

WAREHOUSE AREAS:

Floor - seal concrete with water base clear acrylic sealer. Fire Extinguishers - 2A 10 BC surface mount by code x by S.F.

400 W metal halide lighting at warehouse minimum 5-7 foot candles.

Note: All high pile storage requirements are excluded for standard building T.I.

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